UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 20, 2013

SMARTPROS LTD.
(Exact name of Registrant as specified in its charter)

Delaware	001-32300	13-4100476
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

12 Skyline Drive
Hawthorne, New York	10532
(Address Of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code (914) 345-2620
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.      Submission of Matters to Vote of Security Holders.
On June 20, 2013, SmartPros Ltd. (the “Company”) held its 2013 Annual Meeting of Stockholders. At that meeting, stockholders:

•	Re-elected two incumbent Class III directors to serve until the annual meeting of stockholders in 2016 and until their respective successors are elected and qualified;

•	Approved the non-binding advisory resolution relating to executive compensation; and

•	Approved a three-year frequency on the holding of a non-binding advisory vote on executive compensation.
The specific votes were as follows:

1.	With respect to the election of the Class III directors:

VOTES
NAME	FOR	WITHHELD	BROKER NON- VOTES
Allen S. Greene	2,510,059	12,129	1,435,261
Leonard J. Stanley	2,507,759	14,429	1,435,261

2.	With respect to the non-binding advisory resolution relating to executive compensation:

VOTES
FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
2,493,117	19,761	9,310	1,435,261

3. With respect to the frequency of the holding of a non-binding advisory vote on executive compensation:

VOTES
1 YEAR	2 YEARS	3 YEARS	ABSTAIN	BROKER NON-VOTES
765,744	23,909	1,728,025	4,510	1,435,261

The Proxy Statement for the meeting included a fourth item of business, namely the advisory approval of the appointment of Holtz Rubinstein Reminick LLP (“Holtz Rubinstein”) as the Company's auditors for the 2013 fiscal year. On June 1, 2013 Holtz Rubinstein merged with Baker Tilly Virchow Krause, LLP and as of that date Holtz Rubinstein no longer existed, and as a result this item was withdrawn from consideration at the meeting.

*******

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SmartPros Ltd.

Dated:	June 21, 2013	By:	/s/ Allen S. Greene
Allen S. Greene,
Chief Executive Officer